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Exhibit 10.3

                              CONSULTING AGREEMENT

     THIS AGREEMENT is entered into as of this 30th day of September, 2005, by and among PINNACLE NATIONAL BANK, a national bank (the "Bank"), and RONALD F. KNIGHT, a resident of the State of Tennessee (the "Consultant"), and is effective as of the date of the merger between Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc.

                                   WITNESSETH:

     WHEREAS, the Consultant has the capability of providing consulting advice and services to the Bank and the Bank wishes to retain the services of the Consultant; and

     WHEREAS, the Consultant wishes to perform such services.

     NOW, THEREFORE, in consideration of the stated premises and the mutual terms and conditions herein stated, the parties agree as follows:

     1. SERVICES. The Bank agrees to retain the services of the Consultant, as an independent contractor, to provide consultation and advice to the Bank, but the Consultant shall have no authority, responsibility, or liability regarding the policies, management, or operations of the Bank. The Consultant agrees to perform such services to the satisfaction of the Bank. The Consultant will devote sufficient time and energy towards the performance of the duties and responsibilities assigned to him and agrees to refrain from engaging directly or indirectly in any activity or business transaction for himself or any other person, corporation or affiliate, whether or not for remuneration, direct or indirect, contingent or otherwise, which in any way competes with any operation of the Bank or which may result in a conflict of interest or otherwise adversely affect the proper discharge of his duties with and responsibilities to the Bank. The Bank shall have no control over the details and means by which the services shall be rendered.

     2. COMPENSATION. The Bank shall pay the Consultant a lump-sum payment of $125,000 on the date this Agreement is effective.

     3. AGENCY. The Consultant is an independent contractor and is not in any sense a legal or implied agent, employee or officer of the Bank and has no authority whatsoever to bind the Bank. No acts or assistance given by the Bank shall be construed to alter this relationship. The Consultant shall pay any and all federal, state and local taxes, fines and assessments arising out of the operation of the Consultant's business. As a result, the Bank is not obligated to and will not withhold any federal income or social security, or any other tax from payments due to the Consultant nor will it pay such taxes on behalf of the Consultant. The Bank shall reimburse the Consultant for all ordinary business expenses and payment for such expenses shall be made no later than thirty (30) days after the Consultant provides a bill to the Bank for any such expenses.

     4. COMPETITION DURING AND AFTER TERM. Consultant agrees that during the term hereof, and for a period of one (1) year after the expiration of the term, he will


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not, either separately, jointly, or in association with others, directly or indirectly, as an agent, employee, owner, partner, stockholder, or otherwise, allow his name to be used by, or establish, engage in, or become interested in any business, trade or occupation similar to the business being conducted by, and selling similar products and/or services as the Bank (i.e. commercial banking), in any county in any of the States of the United States in which the Bank's business is presently being conducted, or is being conducted during the term of this Agreement or during this noncompete period, as long as the Bank, or any person, firm, or corporation deriving title to the goodwill of, or shares from it, carries on a like business therein. The Bank and the Consultant acknowledge that during the term of this Agreement, the Consultant will acquire special knowledge and/or skill that he can effectively utilize in competition with Bank.

     The Consultant agrees that the remedy at law for any breach by him of the covenants contained herein will be inadequate, and that in the event of a violation of the covenants contained herein, in addition to any and all legal and equitable remedies which may be available, the said covenants may be enforced by an injunction in a suit in equity, without the necessity of proving actual damage, and that a temporary injunction may be granted immediately upon the commencement of any such suit, and without notice. The parties hereto intend that the covenants contained in this Section shall be deemed to be a series of separate covenants, one for each county of each state where the Bank does business. If, in any judicial proceeding, a court shall refuse to enforce any or all of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. Furthermore, if in any judicial proceeding a court shall refuse to enforce any covenant by reason of the duration or extent thereof, such covenant shall be construed to have only the maximum duration or extent permitted by law.

     5. TERM. This Agreement shall be in effect for a term of one (1) year from the date of the merger between the Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc.

     6. INDEMNIFICATION. The Consultant shall indemnify the Bank and hold the Bank harmless from any claims, demands, liabilities, actions, suits or proceedings asserted or claimed by third parties and arising out of the performance of the Consultant's duties hereunder.

     7. THE CONSULTANT'S AGREEMENTS. The Consultant agrees: (a) to faithfully fully and completely perform his responsibilities outlined by the Bank; and (b) to make no unauthorized promises, representations or commitments.

     8. ASSIGNMENT AND AMENDMENT. This Agreement may not be assigned by the Consultant without the prior consent in writing of the Bank, which consent the Bank may give or not give in its absolute discretion. No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

     9. CONTRACT TO FURNISH EQUIPMENT. The Bank will provide an office at its worksite for the Consultant's use and appropriate office furnishings and equipment. The Consultant shall furnish all other necessary equipment and materials required in performing the said services, except as otherwise provided herein.


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     10. OTHER AGREEMENTS TERMINATED. This Agreement cancels and terminates as of its effective date all prior agreements between the parties hereto covering services covered hereby whether written or oral or partly written and partly oral; provided, however, that no provision of this Agreement shall serve to terminate or in any way diminish any rights, privileges or benefits to which Consultant may be entitled under any previous agreement.

     11. TRADE SECRETS AND PROCESSES. The Bank has maintained and continues to maintain and use commercially valuable trade secrets and processes and proprietary information which is vital to the success of the Bank's business, including, by way of illustration and without limitation, the names and addresses of the customers of the Bank and the marketing needs, habits and strategies of potential customers. The Consultant recognizes and acknowledges that the list of the Bank's customers, as they may exist from time to time, and the Bank's trade secrets and trade processes, are valuable, special and unique assets of the Bank's business. Consultant will not, during or after the term of this Agreement, disclose to any person, firm, corporation, association, or other entity, or use for his own benefit, any list of the Bank's customers, or any part thereof, or any of the Bank's trade secrets or trade processes, for any reason or purpose whatsoever. In the event of a breach or threatened breach by Consultant of the provisions of the Section, the Bank shall be entitled to an injunction restraining Consultant from using, for his own benefit, or from disclosing, in whole or in part, the list of the Bank's customers, or the Bank's trade secrets or trade processes, or from rendering any services to any person, firm, corporation, association or other entity to whom such a list, or such trade secrets or trade processes, in whole or in part, have been disclosed, or are threatened to be disclosed. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from the Consultant. The provisions of this Section shall survive the expiration or termination, for any reason, of this Agreement.

     12. INTELLECTUAL PROPERTY. All right, title and interest of every kind and nature whatsoever in and to any intellectual property, including any inventions, patents, trademarks, copyrights, ideas, creations, and properties furnished to the Bank during the term, and/or used in connection with any of the Bank's activities, or written or created by the Consultant, or with which the Consultant is connected in the performance of his services hereunder, shall as between the parties hereto be, become, and remain the sole and exclusive property of the Bank for any and all purposes and uses whatsoever, regardless of whether the same were invented, created, written, developed, furnished, produced, or disclosed by the Consultant or any other party, and the Consultant shall have no right, title or interest of any kind or nature therein or thereto, or in and to any results and proceeds therefrom. The Consultant agrees, during and after the term hereof, to execute any and all documents and agreements which the Bank may deem necessary and appropriate to effectuate the provisions of this Section. The provisions of this Section shall survive the expiration or termination, for any reason, of this Agreement.


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     13. PRIVACY COMPLIANCE.

          (a) Definitions. As used in this Agreement:

"Customer Information" means nonpublic personal information about any individual (or that individual's legal representative) who obtains or seeks to obtain a financial product or service from you when (1) the financial product or service is to be used primarily for personal, family or household purposes and (2) the information about the information is protected by Privacy Laws.

               (i) "Privacy Laws" refers collectively to the various federal and state laws and regulations governing the privacy of Customer Information, as the same may be amended from time to time. The Privacy Laws include, but are not limited to, Title V of the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1338) and its implementing regulations, and any applicable implementing guidelines.

          (b) Confidentiality Obligations. Except as provided in (c) below, Consultant will:

               (i) Limit access to Customer Information to the Bank's partners, officers, directors, employees, and agents who have a need to know to carry out the purposes for which the information was disclosed or made available and who have an obligation to maintain the confidentiality of the information;

               (ii) Safeguard and maintain the confidentiality of Customer Information and not directly or indirectly disclose the same to any other person or entity in violation of or in any manner inconsistent with applicable Privacy Laws or any other standards that govern the Bank and also immediately notify the Bank of any such direct or indirect disclosure; and

               (iii) Not use Customer Information in violation of or in any manner inconsistent with applicable Privacy Laws or any other standards that govern the Bank.

          (c) Exceptions. Provided the disclosure of Customer Information is permitted under any other standards that govern the Bank, the Consultant will not be in violation of this Agreement for disclosing Customer Information when:

               (i) The Consultant discloses the information with the Bank's consent or pursuant to (1) a subpoena or court order, (2) a federal or state law or regulation, or (3) the rules or regulations of a governmental agency; or

               (ii) The disclosure is (1) reasonably necessary and appropriate to carry out the purposes for which the Customer Information was provided or made available to the Consultant, (2) made in the ordinary course of business and, (3) required or permitted under applicable Privacy Laws.


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          (d) Security Measures. The Consultant has implemented or will implement appropriate measures designed to ensure the security and confidentiality of Customer Information, protect against any anticipated threats or hazards to the security or integrity of Customer Information, and protect against unauthorized access to or use of Customer Information that could result in substantial harm or inconvenience to any of Bank's customers. Where indicated by the Bank's risk assessment, the Bank may monitor the Consultant to confirm that the Consultant has satisfied the Consultant's obligations under this Agreement.

          (e) Remedies. The Consultant acknowledges that the Bank has the right to take all reasonable steps to protect the Bank's Customer Information, including, but not limited to, seeking injunctive relief and any other remedies that may be available at law or in equity, all of which remedies shall be cumulative and in addition to any rights and remedies available by contract, law, rule, regulation, or order.

          (f) Applicability. Unless the Bank and the Consultant agree in a writing expressly referencing this Agreement that this Agreement is no longer applicable, the Consultant agrees to be bound by this Confidentiality Agreement as to all relationships we have with Bank, notwithstanding language in existing or future agreements stating that such agreements reflect the entire agreement or supersede prior agreements. This Agreement amends and supplements each existing agreement and all future agreements between the Bank and the Consultant, including, but not limited to, any separate confidentiality agreements between the Bank and the Consultant. If any provision of this Agreement conflicts with any other existing or future agreement that the Consultant has with the Bank, the provisions of this Agreement shall control unless the other agreement specifically references this Agreement and provides otherwise.

     14. INVALIDITY. If any provision of this Agreement is found to be invalid or unenforceable, the parties agree that the remaining provisions shall remain in effect.

     15. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first shown above and with the intention to be fully bound hereby.

                                        THE BANK:
                                        PINNACLE NATIONAL BANK


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


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                                        THE CONSULTANT:


                                        ----------------------------------------
                                        RONALD F. KNIGHT


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